                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           COLD METAL PRODUCTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           COLD METAL PRODUCTS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                           COLD METAL PRODUCTS, INC.
                               8526 South Avenue
                             Youngstown, Ohio 44514

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Cold Metal Products, Inc. will be held on Thursday, July 25, 1996 at 9:00 o'clock a.m. at Mr. Anthony's Banquet Hall, 7440 South Avenue, Boardman, Ohio 44512, for the following purposes:

          1. To elect directors for a term of one year.

          2. To consider, and if thought fit, to ratify of the appointment of auditors.

          3. To transact such other business as may properly come before the meeting.

     These items are more fully described in the Proxy Statement on the following pages. All stockholders of record at the close of business on June 14, 1996 are entitled to vote at the meeting. Stockholders are reminded that shares cannot be voted unless the enclosed Proxy Card is properly signed and returned or other arrangements are made to have the shares represented at the Meeting.

                                          HEIDI A. NAULEAU
                                          Secretary

     The Cold Metal Products, Inc. Annual Report, which includes financial statements, is being mailed with this Notice of Meeting and Proxy Statement. Kindly notify KeyCorp Shareholder Services, Inc., P.O. Box 6477, Cleveland, Ohio 44101-1477, or by telephone at (800) 542-7792, if you have not received it and a copy will be sent to you.

                           COLD METAL PRODUCTS, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Cold Metal Products, Inc., a New York corporation (the "Company") for use at the 1996 annual meeting of shareholders to be held on July 25, 1996 at 9:00 A.M. at Mr. Anthony's Banquet Hall, 7440 South Avenue, Boardman, Ohio 44512. Only shareholders of record on June 14, 1996 will be entitled to vote at the meeting. On June 14, 1996, the Company had 7,162,250 shares of Common Stock issued and outstanding.

     The Company's principal executive offices are located at 8526 South Avenue, Youngstown, Ohio 44514. This proxy statement and the accompanying formal proxy are first being sent to shareholders on approximately June 25, 1996.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by presentation at the meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

     Persons acting pursuant to the proxy solicited by the Board of Directors will vote shares represented thereby (i) for the election of James R. Harpster,
R. Quintus Anderson, Gordon A. Wilber, Heidi A. Nauleau, Wilbur J. Berner, Claude F. Kronk, Robert D. Neary, Edwin H. Gott, Jr., and Peter B. Sullivan as directors of the Company, and (ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 1997.

QUORUM AND VOTING PROCEDURES

     A quorum consists of the presence at the meeting, in person or by proxy, of holders of 3,581,126 shares of Common Stock. New York's Business Corporation Law provides that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting. Abstentions and broker non-votes are counted in determining the existence of a quorum but are not counted as votes cast for the election of directors or for the proposals as to which the stockholder abstained or the broker withheld authority. Aarque Capital Corporation, a corporation controlled by R. Quintus Anderson, presently owns 3,662,500 shares, approximately 51.1%, of the Company's Common Stock, which will be voted for the election of the directors nominated, and the proposal to ratify the appointment of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS

     Stockholder proposals, including nominations for the office of director, may be submitted for inclusion in the Company's 1997 proxy material after the 1996 Annual Meeting, but no later than 5:00 p.m. Eastern Standard Time on May 1, 1997. Proposals must be in writing and sent by registered, certified or express mail to: Office of the Secretary, Cold Metal Products, Inc., 8526 South Avenue, Youngstown, Ohio 44514. Facsimile or other forms of electronic submission will not be accepted. Management will carefully consider all proposals and suggestions from stockholders. When in Management's judgment adoption is clearly in the best interest of the Company and can be accomplished without stockholder approval, the proposal will be implemented without inclusion in the Company's proxy material.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying form of proxy and any additional material which may be furnished to shareholders. Copies of all solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. Solicitation of proxies will be made only by the use of the mail.

                             ELECTION OF DIRECTORS

     At the Company's 1996 annual meeting of shareholders, it is intended that the shares represented by the proxy solicited by the Board of Directors will be voted, unless such authority is withheld, for the election of the nine nominees for the office of director identified below. Each nominee is presently a director of the Company. The Directors elected will serve for the ensuing fiscal year and until their successors have been elected. Should any of the nominees for the office of director named above be unable to accept nomination or election, which is not anticipated, persons acting under the proxy will vote for the election of such other persons as the Board of Directors of the Company may recommend.

NOMINEES FOR DIRECTOR

     R. Quintus Anderson, age 65, has served as Chairman of the Board of Directors of the Company since its incorporation in 1980. Aarque Capital Corporation, a corporation controlled by Mr. Anderson, owns approximately 51.1% of the shares of Common Stock of the Company. Aarque Capital Corporation is one of a group of privately-held corporations owned or controlled by Mr. Anderson, known as The Aarque Companies, which are in businesses unrelated to the business of the Company. Mr. Anderson holds a Bachelor of Engineering degree from Princeton University and was granted a post-graduate fellowship at the Sloane School of Industrial Management at the Massachusetts Institute of Technology. Since his discharge as a lieutenant from the U.S. Navy in 1957, Mr. Anderson has managed, operated and acquired businesses related principally to the metal fabrication industry. Mr. Anderson is a trustee of Northwestern Mutual Life Insurance Company and a director of Oneida Ltd.

     Wilbur J. Berner, age 64, has served as a Director of the Company since 1980. Mr. Berner was the Treasurer of the Company from 1980 to 1994. On May 1, 1996 Mr. Berner retired from his positions as President of Aarque Management Corporation, one of the Aarque Companies which provides management services to other members of the group, and as Secretary and Treasurer of Aarque Capital Corporation. He had also previously served as Vice President of Aarque Steel Corporation. Prior to joining The Aarque Companies, Mr. Berner was Secretary and Treasurer of Dahlstrom Corporation, a metal forming enterprise in Jamestown, New York. He began his career as a staff auditor with Ernst & Young. Mr. Berner holds a B.S. degree in accounting from the University of Buffalo.

     Edwin H. Gott, Jr., age 54, is President and Chief Operating Officer of Metaltech, a Pennsylvania Limited Partnership. Prior to his current position at Metaltech, Mr. Gott had over 15 years of management experience with LTV Steel Company, Inc. Mr. Gott also serves as Managing Partner for NexTech, an affiliate of Metaltech. He is Chairman of the Board of Trustees for Sewickley Valley Hospital and serves as a Director for Tin Plate Partners International. Mr. Gott is a graduate of Lehigh University. He has served as a Director of the Company since October 1994.

     James R. Harpster, age 48, has served as President and Chief Executive Officer of the Company since 1984, and has served as a Director since 1982. Prior to assuming his current position, he was Vice President of Sales for the Company since its incorporation. He has twenty-seven years' experience in the steel industry, having begun his career in 1969 with Jones & Laughlin Steel Corporation. During his career with Jones & Laughlin, Mr. Harpster held various management positions in the areas of product quality and plant operations. He graduated from Lehigh University in 1969 with a B.S. in Metallurgy and from the University of Akron in 1975 with an MBA. He is a member and past president of the Association of Cold-Rolled Strip Steel Producers and a member of the Department of Commerce's Industry Sector Advisory Committee on Ferrous Ores and Metals for Trade Policy Matters.

     Claude F. Kronk, age 64, is Vice Chairman, Chief Executive Officer and a Director of J & L Specialty Steel, Inc. Previously he was President and Chief Executive Officer of J & L Specialty Steel, having held that office since its incorporation in 1986. From 1957 until 1986, Mr. Kronk was employed by the Specialty Steel Division of LTV Steel Company, serving as President of that division from 1984 until 1986. Mr. Kronk is a graduate of Ohio Wesleyan University. Mr. Kronk was first elected a Director of the Company on March 21, 1994.

     Heidi A. Nauleau, age 39, is Secretary of the Company and a Director, having been elected to those positions in 1993. Mrs. Nauleau is Chairman of The Aarque Companies, having been elected to that position in February 1996. Mrs. Nauleau joined The Aarque Companies in 1981 as Assistant to the Chairman and was appointed Vice President/Europe in 1984. From 1987 until 1992, she was manager of a subsidiary of Aarque Steel Corporation. Prior to joining The Aarque Companies in 1981, from 1979 until 1981, Mrs. Nauleau served as a research associate for Berndtsen International Ltd. Mrs. Nauleau is the daughter of R. Quintus Anderson. She is a graduate of the University of Pennsylvania.

     Robert D. Neary, age 62, was Co-Chairman of Ernst & Young until his retirement on September 30, 1993, having held that office since 1984. Mr. Neary served Ernst & Young in various capacities since his admission to the partnership in 1966, including service as Vice Chairman of Accounting and Auditing from 1975 to 1984. Mr. Neary is a trustee of Armada Funds and a director of Zurn Industries, Inc. Mr. Neary is a graduate of the University of Michigan. He was first elected a Director of the Company on March 21, 1994.

     Peter B. Sullivan, age 51, is President of PB Sullivan & Company, a registered investment advisor and licensed securities broker based in Jamestown, New York. Prior to founding his own company, Mr. Sullivan was Vice President/Office Manager with Merrill Lynch, Pierce, Fenner and Smith, Inc. where he worked for 17 years. Mr. Sullivan is also a Director of the Erie Insurance Company of New York, a trustee of the YMCA of Jamestown and the Randolph Children's Home, and serves on the Business Advisory Council of Miami University, Oxford, Ohio as well as the State University of New York at Fredonia College Foundation. He holds a Bachelor of Science degree in Economics and a Masters in Business Management degree from Miami University. Mr. Sullivan has served as a Director of the Company since October 1994.

     Gordon A. Wilber, age 54, has served as Vice President since 1984, and Executive Vice President of the Company since 1987. Mr. Wilber was appointed Chief Operating Officer and was elected a Director in 1994. Prior to 1987, he held the positions of Vice President of Operations, Manager of Operations and Technical Director of the Company. Mr. Wilber began his career as a Research Metallurgist at the Graham Laboratories of Jones & Laughlin in 1968. Following a series of technical positions in the basic and specialty flat-rolled divisions of Jones & Laughlin, he became Manager of Quality Control for Jones & Laughlin's specialty strip plants in 1977. He has a Master's Degree in Metallurgical Engineering from the University of Illinois and a Ph.D. from Rensselaer Polytechnic Institute. He is a member of the Board of Directors and Vice President of the Association of Cold Rolled Strip Steel Producers.

COMPENSATION OF DIRECTORS

     Each of Messrs. Kronk, Neary, Gott, Sullivan and Berner are paid $10,000 annually for their services as Directors, including service on committees of the Board of Directors, and $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors which he attends. Pursuant to a Non-Employee Directors' Incentive Plan (the "Plan"), adopted by the Company and approved by the Company's shareholders on March 3, 1994 and amended by the shareholders on July 20, 1995, each director who is not a salaried employee of the Company may elect to receive annual compensation in the form of cash or Common Stock and may elect to defer receipt until a specified period after his or her resignation or retirement or certain other events, such as a sale or merger of the Company. Pursuant to the Plan, Messrs. Gott and Sullivan have elected to defer receipt of their 1996 annual compensation. Sixty thousand shares of Common Stock are reserved for issuance pursuant to deferral elections under the Plan. Directors who are salaried employees or officers of the Company, including the Chairman of the Board of Directors and the Secretary of the Company, receive no separate compensation for their service as Directors, but are reimbursed for expenses incurred in connection with attendance at meetings.

     In addition, under the Plan, all directors of the Company who are not salaried employees are granted, in connection with the beginning of their initial term, an option to purchase 10,000 shares of Common Stock. These options are granted at the fair market value on the date of the grant which is presently fixed by the Plan as July 1 following initial appointment or election and are exercisable after three years or upon certain specified events, such as a sale or merger of the Company. Pursuant to the provisions of the Plan, on

March 21, 1994, Messrs. Berner, Kronk and Neary were each granted options to purchase 10,000 shares of Common Stock at $10.00 per share, and, on July 1, 1995, Messrs. Gott and Sullivan received options to purchase 10,000 shares of Common Stock at the exercise price of $6.875 per share. One hundred thousand shares of Common Stock are reserved for option grants under the Plan. Additionally, pursuant to the Plan, non-employee directors are eligible for awards of options, in addition to options grantable at the beginning of their terms, grantable in the discretion of a committee of directors not eligible to receive options under the Plan and exercisable at no less than the fair market value of the stock on the date of the grant no less than six months from the date of the grant. On July 20, 1995, each of Messrs. Berner, Kronk and Neary was granted an option to purchase 5,000 shares of Common Stock at the exercise price of $6.125 per share.

BOARD MEETINGS AND COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company consists of nine directors, each of whom is elected to serve a term of one year.

     The Company's Board of Directors has an Audit Committee, consisting of Messrs. Neary (chair), Sullivan and Berner. The Audit Committee makes recommendations to the Board of Directors regarding selection and employment of the Company's independent accountants and, working with the Company's internal accounting staff and independent accountants, monitors and reviews the Company's accounting and control procedures. During the fiscal year ended March 31, 1996, the Audit Committee met once.

     The Company's Board of Directors also has a Human Resources Committee, which performs the functions of a compensation committee. The Human Resources Committee presently consists of Messrs. Kronk (Chair), Gott and Sullivan, each of whom is an outside director. In addition, Mr. Anderson, Chairman of the Board of Directors and an officer of the Company, serves the committee in an ex-officio, non-voting capacity. Mr. Sullivan was appointed to the Human Resources Committee in July 1995. The Human Resources Committee is responsible for considering and making recommendations to the Board of Directors on the annual compensation of all officers of the Company, including salary, bonus, stock options and stock appreciation rights and other awards to be made under the Company's existing compensation plans. With respect to compensation for the fiscal year ended March 31, 1996, the Human Resources Committee met two times during the fiscal year ended on March 31, 1996; the Committee also met in May 1996.

     The Board of Directors held a total of four meetings during the fiscal year ended March 31, 1996. During the fiscal year, each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board of Directors and all meetings of the Committees of the Board of Directors that were held during the periods for which each such director served on the Board of Directors or on a Committee. The Company has no standing Nominating Committee.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1996, March 31, 1995, and March 31, 1994 with respect to those persons who were, at March 31, 1996, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL
                                                     COMPENSATION
                                                     ------------                        LONG-TERM
                                                                      OTHER ANNUAL     COMPENSATION:      ALL OTHER
          NAME AND                       SALARY         BONUS         COMPENSATION     STOCK OPTIONS     COMPENSATION
     PRINCIPAL POSITION         YEAR        $             $               $(1)         AWARDED(#)(2)         $(3)
- - ----------------------------    ----     -------     ------------     ------------     -------------     ------------
James R. Harpster               1996     235,000        105,750              --            25,000           37,500
President and Chief             1995     225,000        200,000              --                --           67,700
Executive Officer               1994     168,750        150,000              --            50,000           58,100
Gordon A. Wilber                1996     177,000         79,650              --            18,750           25,000
Executive Vice President        1995     170,000        140,000              --                --           43,100
and Chief Operating Officer     1994     125,850         97,500              --            37,500           21,292
R. Quintus Anderson             1996     150,000         75,000              --            50,000           21,000
Chairman of the                 1995     135,000        150,000              --                --           36,000
Board of Directors              1994     110,000        155,000          40,150(4)             --           30,375
Robert R. Albert                1996     106,000         31,500              --             7,500           19,300
Vice President                  1995     102,000         20,000              --                --           43,100
- - -- Commercial                   1994      97,500         15,000              --            15,000           34,875
Allen R. Morrow                 1996     104,000         36,000              --             7,500           15,200
Vice President,                 1995     100,000         75,000              --                --           25,000
Chief Financial Officer         1994      91,000         56,750              --            15,000           21,550
and Treasurer (5)

- - ---------------

(1) Unless otherwise indicated, no Named Executive Officer received a perquisite or other personal benefit in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) There were no restricted stock awards or long-term incentive plan payouts for any of the fiscal years identified. In the fiscal years ended March 31, 1996 and March 31, 1994, stock options were granted pursuant to the 1994 Incentive Program. The options awarded become exercisable over periods with respect to each option as determined by the Board of Directors at a price no less that the market value of the Company's Common Stock on the date of the grant. The options expire ten years after the date of the grant. No stock options were granted pursuant to the Company's 1994 Incentive Program in the fiscal year ended March 31, 1995.

(3) Consists of (i) Company contributions under its 401(k) Plan, pursuant to which the Company matches amounts of compensation which an employee elects to defer under the Plan, up to the lesser of 5% of the employee's salary or the maximum amount allowed under the Internal Revenue Code and (ii) amounts deposited in trust pursuant to the Company's Special Incentive Compensation Plan, a deferred compensation arrangement for key employees pursuant to which deposits are made into a trust as determined by the Company's Board of Directors. Amounts held in trust vest 100% five years from the grant date contingent on continued employment or the attainment of normal retirement age.

(4) Premiums for life insurance paid during the fiscal year ended March 31, 1994. The Company ceased paying premiums on this policy as of March 21, 1994, the date of the Company's initial public offering.

(5) On April 1, 1996, Mr. Morrow was appointed Chief Administrative Officer of the Company. Throughout the fiscal year ended March 31, 1996, he served as Chief Financial Officer.

DEFINED BENEFIT PENSION PLAN

     Salaried employees of the Company are eligible to participate in a funded, non-contributory defined benefit pension plan maintained by the Company. The following table shows the estimated, approximate annual pension payable upon normal retirement (at or after age 65 or after 30 or more years of service) in 1996 under the pension plan to an employee with the indicated years of service and final average compensation, before reductions for social security and pension payments by predecessor employer, Jones & Laughlin.

   FINAL                                         YEARS OF SERVICE
   AVERAGE       --------------------------------------------------------------------------------
COMPENSATION          15               20               25               30               35
- - ------------     ------------     ------------     ------------     ------------     ------------
  $100,000         $   22,500       $   30,000       $   37,500       $   45,000       $   52,500
   125,000             28,125           37,500           46,875           56,250           65,625
   150,000             33,750           45,000           56,250           67,500           78,750
   175,000             39,375           52,500           65,625           78,750           91,875
   200,000             45,000           60,000           75,000           90,000          105,000
   225,000             50,625           67,500           84,375          101,250          118,125
   250,000             56,250           75,000           93,750          112,500          131,250
   275,000             61,875           82,500          103,125          123,750          144,375
   300,000             67,500           90,000          112,500          135,000          157,500

     "Final average compensation" is averaged over the five years that are within the final ten years of employment that produce the highest amount. The compensation of employees used to compute the pension described above is total compensation, exclusive of reimbursed travel and relocation expenses, Company-paid insurance (whether or not taxable) and benefits under the Company's Special Incentive Compensation Plan, until actually distributed or made available, but including any salary reduction contributions made by the employee to the Company's 401(k) Plan. Under the Internal Revenue Code, for taxable years after 1988, pensionable earnings are limited to $200,000 per year, adjusted each year after 1989 to reflect inflation. Thus, the limits for years 1989-1993 were $200,000, $209,200, $222,220, $228,860 and $235,840, respectively. Beginning in
1994 and continuing through 1996, pensionable earnings are limited to a flat $150,000.

     The estimated years of service credited to each of the Named Executive Officers is as follows: James R. Harpster, 27; Gordon A. Wilber, 27; Allen R. Morrow, 20; and Robert R. Albert, 9. R. Quintus Anderson does not participate in the Pension Plan.

                        HUMAN RESOURCES COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

                      STATEMENT OF EXECUTIVE COMPENSATION

     The Human Resource Committee and the Board of Directors have the responsibility of reviewing the compensation programs which affect executive officers and key management of the Company. These programs include base compensation, cash bonus awards and deferred compensation awards.

     The Committee is currently composed of three Directors who are not officers or employees of the Company and one non-voting, ex-officio Director who is an officer of the Company. The Board of Directors has appointed Mr. Claude F. Kronk as Chairman and Messrs. Edwin H. Gott and Peter B. Sullivan as members of the Committee. Each of the three Committee members has one vote. The Board has also appointed Mr. R. Quintus Anderson, Chairman of the Board, to serve on the Committee as a non-voting, ex-officio member.

     Among Committee's responsibilities are:

     - Endorsement of the compensation philosophy for all executive officers and key management employees of the Company.

     - Annual evaluation of the roles and performance of the Company's key executive officers and approval of changes in base compensation for the officers.

     - Review recommendations from the Company's Chairman and President related to base compensation, cash bonuses, and deferred compensation and similar matters for other executive officers and key management of the Company.

     - Review the Company's management succession plans.

                      COMPENSATION POLICIES AND PRACTICES

     Compensation of the Company's executives consists of a base salary, an annual cash bonus, and a deferred compensation award. The Company's compensation philosophy reflects the Committee's belief that remuneration should be closely tied to the performance of the Company and, therefore, a meaningful component of executive compensation should correlate to the profitability of the Company.

     The objectives of the Human Resource Committee are to equip management with adequate tools to operate the business, to provide a compensation structure which will attract and retain key executives, and to provide the shareholders of the Company with a strong management team.

     Base Salary. Base executive salaries are generally adjusted annually. The salary recommendations for key employees are presented to the Committee not less than annually by the Chairman and President of the Company. Review of base salary recommendations compels the Committee to carefully consider historical, current, and forecasted performance of the Company as well as each individual executive's contributions to the Company. Comparative data from similar companies is used to establish the appropriateness of base salaries.

     Annual Cash Bonus. The bonus opportunity for participants is based on a percentage of base salary and adjusted depending on the level of profitability achieved. Annual cash bonuses are awarded and paid following the end of a fiscal year and are tied to the performance of the Company. The Company accrues bonus amounts based on a prospective annual plan and adjusts the accrual according to goal achievement throughout the year.

     Deferred Compensation Plan. Deferred compensation awards are made annually and are also closely tied to the performance of the Company. Deferred compensation awards are paid into an investment account for each key executive who is given the opportunity to direct investment strategy on an individual basis. Awards and accumulated earnings are paid after 5 years. If an individual leaves the Company for reasons other than retirement prior to payment of the award, the account is forfeited. Deferred compensation amounts are accrued and adjusted during each year in the same manner as the annual cash bonus. The deferred compensation is not taxable income to the employee or a tax expense to the Company until it is paid.

     Stock Option Programs. The 1994 Incentive Program, which was adopted by shareholders January 27, 1994, and amended with shareholders approval July 20, 1995, provides for grants of various incentive awards, including stock options, stock appreciation rights, restricted stock awards, performance awards, and incentive shares as well as other types of awards. Only full time employees who are officers or are in key managerial positions are eligible for awards under the Program.

     To date, only stock options have been granted under the Program. The purpose of the options is to maintain and develop strong management through ownership of the common stock of the Company.

     The Board of Directors and/or the Human Resources Committee have the authority and discretion to grant various awards under the Program. However, it is not intended or implied that awards under this Program will be granted on an annual basis.

     CEO Compensation. Following the guidelines for the Company established by the Human Resource Committee, Mr. James R. Harpster is compensated with a base salary, an annual cash bonus, and as a participant in the deferred compensation plan. Mr. Harpster's compensation, as with the other key management of the Company, is tied closely to the Company's performance.

     Mr. Harpster continues to provide strong motivating leadership for the Company. His influence upon the performance and direction of the Company is a key to its success. The Committee believes that Mr. Harpster's base salary and bonus opportunity provide adequate incentive to maintain his dedication to the operation of the business.

     Mr. Harpster owns a substantial number of shares of the Company and therefore, the Committee believes his interests are closely aligned with those of the Company's shareholders.

                                          Claude F. Kronk, Chairman
                                          Edwin H. Gott, Jr.
                                          Peter B. Sullivan

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the Standard & Poor's MidCap 400 Index and a composite peer group of the following intermediate processors of flat rolled steel: Gibraltar Steel Corporation, Huntco Inc., Olympic Steel, Shiloh Industries, Inc., and Steel Technologies, Inc. The comparison assumes an initial investment of $100 and reinvestment of dividends and commences on March 22, 1994, the first day of trading of the Company's Common Stock following its initial public offering.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
        ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS

                                  Cold Metal
      Measurement Period           Products,     S & P MidCap
    (Fiscal Year Covered)            Inc.             400         Peer Group
MAR 22, 1994                            100.00          100.00          100.00
MAR 31, 1994                             95.00           95.37           89.77
MAR 31, 1995                             72.50          103.40           71.75
MAR 31, 1996                             53.75          132.86           80.99

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                 MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 31, 1996 by (i) each Director, (ii) each Named Executive Officer, (iii) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (iv) all Directors and Executive Officers as a group.

                                                                     COMMON STOCK
                                                                 BENEFICIALLY OWNED(1)
                                                               -------------------------
                     NAME OF BENEFICIAL OWNER                   NUMBER           PERCENT
        ---------------------------------------------------    ---------         -------
        R. Quintus Anderson(2)(3)..........................    3,674,000           51.3
        James R. Harpster(2)(4)............................      210,050            2.9
        Gordon A. Wilber(2)(4).............................      156,800            2.2
        Allen R. Morrow(4)(5)..............................       77,900            1.1
        Robert R. Albert(4)(5).............................           50              *
        Heidi A. Nauleau(2)(6).............................          200              *
        Wilbur J. Berner(7)................................       10,000            0.1
        Claude F. Kronk(7).................................        2,000              *
        Robert D. Neary(7).................................        5,000            0.1
        Edwin H. Gott, Jr.(7)..............................        9,000            0.1
        Peter B. Sullivan (7)..............................        1,500              *
        All Directors and Executive Officers
          as a group (9 persons)(3)........................    4,146,500           57.9

- - ---------------

(1) The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Is a Director and an Executive Officer of the Company.

(3) Includes 3,662,500 shares of Common Stock owned of record by Aarque Capital Corporation, which was founded and is controlled by R. Quintus Anderson. Mr. Anderson is able to direct all decisions regarding investment and voting of the shares of the Company's Common Stock owned by Aarque Capital Corporation. The address of Mr. Anderson and Aarque Capital Corporation is 111 West Second Street, Jamestown, New York 14702.

(4) Pursuant to grants under the Company's 1994 Incentive Program, the following executive officers have presently exerciseable options to purchase the following numbers of shares of the Company's Common Stock at the exercise price of $10 per share: Mr. Harpster -- 20,000; Mr. Wilber -- 15,000; Mr. Albert -- 7,500; and Mr. Morrow -- 7,500.

(5) Is an Executive Officer of the Company.

(6) Excludes shares owned by Aarque Capital Corporation. Mrs. Nauleau is the daughter of R. Quintus Anderson. She disclaims beneficial ownership of shares owned by Aarque Capital Corporation

(7) Is a Director of the Company.

* Less than 0.1%

                            RATIFICATION OF AUDITORS

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent accountants, to be the Company's auditors for the fiscal year ended March 31, 1997 and recommends to stockholders that they vote for ratification of the appointment. Deloitte & Touche has served in this capacity for the fiscal year ended March 31, 1996 and for each fiscal year of the Company since its incorporation in 1980. A representative of Deloitte & Touche will be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

     The appointment of auditors is approved annually by the Board of Directors. Ratification of the appointment of Deloitte & Touche by stockholders is not required by law. However, as a matter of policy, the appointment of Deloitte & Touche is submitted to the stockholders for ratification. The decision of the Board of Directors is based upon recommendation of the Audit Committee which approves in advance the audit scope, types of non-audited services, and the estimated fees for the coming year.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters, other than (i) the election of directors and (ii) the ratification of the appointment of independent auditors, to come before the annual meeting. If any matter not mentioned in this proxy statement is properly brought before the meeting, the persons named in the proxy solicited by the Board of Directors will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                            By Order of the Board of Directors

                                            HEIDI A. NAULEAU
                                            Secretary

                                 SHAREHOLDERS' PROXY
                              COLD METAL PRODUCTS, INC.
                                  8526 SOUTH AVENUE
                               YOUNGSTOWN, OHIO 44514
P
             The undersigned hereby appoints James R. Harpster, John E. Sloe
R and Heidi A. Nauleau, or one of them who acts, the proxy or proxies of the undersigned, with full power of substitution, to vote all of
O the shares of stock of Cold Metal Products, Inc. which the undersigned is entitled to vote at the Annual Meeting of
X Shareholders of the Company to be held on Thursday, July 25, 1996, at 9:00 A.M. at Mr. Anthony's Banquet Hall, 7440 South Avenue,
Y Boardman, Ohio 44512, and any adjournments thereof, on the election of directors, the ratification of the selection of independent auditors and such other business as may properly come before the meeting.

            Election of Directors, Nominees:                               (change of address)

            R. Quintus Anderson, Wilbur J. Berner, Edwin H. Gott,          ________________________________________
                                                                           ________________________________________
            James R. Harpster, Claude F. Kronk, Heidi A. Nauleau,          ________________________________________
                                                                           ________________________________________
            Robert D. Neary, Peter B. Sullivan and Gordon A. Wilber.       (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

       THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS AS
    MAY BE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD. IT IS UNDERSTOOD, HOWEVER, THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
    AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED. THE SPACES FOR YOUR VOTES AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY.

       THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
                                                               -------------
                                                              | SEE REVERSE |
                                                              |    SIDE     |
                                                               -------------

    X   PLEASE MARK YOUR                                          SHARES IN YOUR NAME
        VOTE AS IN THIS
        EXAMPLE.

                        FOR           WITHHELD                                           FOR       AGAINST     ABSTAIN
    1. Election of     /  /            /  /                   2. Ratification of se-    /  /        /  /        /  /
       Directors                                                 lection of inde-
       (see reverse)                                             pendent auditors
                                                                 (please mark appro-
                                                                 priate box.)
 For, except vote withheld from the following nominee(s):
 _______________________________________________________

                                                               Change
                                                               of        /   /     THE BOARD OF DIRECTORS  RECOMMENDS
                                                               Address             A VOTE "FOR" ITEMS 1 AND 2

                                                               Attend   /   /
                                                               Meeting             In their discretion, the proxies are authorized
                                                                                   to vote upon such other business as may properly
                                                                                   come before the meeting.


SIGNATURE(S)  _____________________________________________________________   DATE _________

SIGNATURE(S)  _____________________________________________________________   DATE _________
     NOTE: Please sign exactly as name appears on left. Joint owners should each sign.
           Trustees, Executors, etc. should indicate capacity in which they are signing.
